Exhibit 23.1

CONSENT OF T.J. SMITH & COMPANY, INC.

We hereby consent to the use of our report dated March 9, 2012 regarding Torch Energy Royalty Trust and to the reference to our firm included in this Form 10-K.

T.J. SMITH & COMPANY, INC.

By:	/s/ T. J. Smith
T.J. Smith

Houston, Texas

January 31, 2014